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                                                                   EXHIBIT 10.40


                   TERMINATION OF STANDARD OFFICE LEASE--GROSS

WHEREAS the CHRISTIANO FAMILY TRUST, as Lessor, and GLOBETROTTER SOFTWARE, INC., as Lessee, have entered into that certain Standard Office Lease--Gross dated February 1, 2000, as amended, pertaining to the occupation of premises located at 1530 Meridian Avenue, San Jose, California (the "Lease"); and

WHEREAS, subject to the terms and conditions below, the parties now desire to terminate the Lease as and when set forth herein;

NOW THEREFORE, the parties agree as follows:

The Lease is hereby terminated, effective as of close of business on March 15, 2002 (the "Termination Date"), which shall be the last day of the term of the Lease.

Lessee's right to possession of the Premises after the Termination Date shall terminate and be of no further force or effect after the Termination Date. Lessee's obligation to pay rent and other amounts accruing after the Termination Date shall terminate and be of no further force or effect after the Termination Date, provided, however, that any and all provisions of the Lease which by their express terms or under applicable law survive termination of the Lease shall so survive, and provided further that Lessor does not waive any rights or claims for (i) any Base Rent or Operating Expense Increase (as such terms are defined in the Lease) accrued through the Termination Date; (ii) damages that it might have against Lessee with respect to Lessee's obligations under the Lease, including with respect to the use or condition of the Premises, that may arise or have arisen prior to Lessee's surrender of the Premises, and (iii) damages that may arise from Lessee's failure to surrender the Premises in accordance with the terms of the Lease by the Termination Date. The alterations, improvements, additions and Utility Installations to the Premises that Lessor is requiring Lessee to remove and restore pursuant to the provisions of the Lease are set forth on Schedule A attached hereto. On or before the Termination Date, Lessee shall pay Lessor the amounts submitted on the invoices set forth on Schedule B attached hereto.

The above termination of Lessee's obligation to pay rent and other amounts accruing after the Termination Date is based upon the parties' mutual understanding and belief that Macrovision Corporation's acquisition of GLOBEtrotter Software, Inc. in August 2000 is, and continues to qualify as, a "pooling of interests" for financial reporting purposes under GAAP and under the SEC rules and regulations. If such acquisition is determined by the SEC or Macrovision's auditors not to qualify as a "pooling of interests", then Lessor may assert a claim for rent and other amounts, subject to mitigation, that would have accrued under the Lease after the Termination Date had the lease continued until January 31, 2005. The preceding sentence shall apply only if the SEC or auditor determination occurs on or before January 31, 2005, or such earlier date as Lessor, together with the grantors of Lessor, their children, and any trusts created for one or more of their benefits, owns less than five hundred thousand (500,000)shares of the capital stock of Macrovision Corporation. Lessor agrees that it will not take any action that is intended to cause the loss of the "pooling of interests" treatment. The preceding sentence shall not be construed to preclude the grantors of Lessor from seeking to enforce any rights they may have to indemnification under section 7.8 of the Agreement and Plan of Merger dated June 19, 2000, by and among Macrovision Corporation, GSI Acquisition Corp., Globetrotter Software, Inc. and the grantors of Lessor (the "Merger Agreement") and, without limiting the foregoing, Lessee hereby acknowledges and confirms its obligations under section 7.8 of the Merger Agreement.,

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

IN WITNESS THEREOF, this Termination Agreement has been executed and delivered by the parties hereto.



GLOBETROTTER SOFTWARE, INC.                 CHRISTIANO FAMILY TRUST

By: /s/ William A. Krepick                  By: /s/ Matt Christiano
   ---------------------------------           ---------------------------------

Name:                                       Name: Matt Christiano
     -------------------------------             -------------------------------
            William A. Krepick                               (Print)
                                            Title: Trustee
                                                  ------------------------------
Title: President/CEO                                         (Print)
      ------------------------------
                 (Print)                    Date: March 19, 2002
                                                 -------------------------------
Date: March 19, 2002
     -------------------------------
                                            By: /s/ Sally J. Calhoun
                                               ---------------------------------

                                            Name: Sally J. Calhoun
                                                 -------------------------------
                                                            (Print)
                                            Title: Trustee
                                                  ------------------------------
                                                            (Print)
                                            Date: March 19, 20002
                                                 -------------------------------




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                                   SCHEDULE A

Pursuant to Section 7.3 of the Lease, Lessor hereby requests Lessee, at its sole cost and expense, to do the following:

      1. Remove all "day care center" alterations and improvements and restore suite 150 to its prior or equivalent condition. The day care center alterations and improvements and the demolition plan showing the prior condition of this area are reflected on Sheets A-1, A-2 and A-3 of Revision 2 (dated December 7, 1999) of Plans dated August 20, 1999, prepared by Joseph H. Gutierrez, Architectural Alliance, 385 Sherman Avenue, Ste. 4, Palo Alto, CA 94306, as job number: 98340.

      2. Remove all computer room alterations and improvements and restore suite 108 to its prior or equivalent condition.













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                                   SCHEDULE B

                                    INVOICES

  1.  Invoice # 2002-1 in the amount of $5,077.08, dated February 26, 2002;

  2.  Invoice # 2002-2 in the amount of $10,600.00, dated February 26, 2002;

  3.  Invoice # 2002-3 in the amount of $3,547.50, dated February 26, 2002; and

  4.  Invoice # 2002-4 in the amount of $9,667.50, dated March 11, 2002















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